Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 27, 2005, except as to Note 15, which is as of March 23, 2005 relating to the consolidated financial statements of Endwave Corporation which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California

September 12, 2005